UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 27, 2026

FIRSTSUN CAPITAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-42175	81-4552413
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1400 16th Street, Suite 250
Denver, Colorado 80202
(Address of principal executive offices and zip code)

(303) 831-6704
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.0001 Par Value	FSUN	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR § 230.405) or 12b-2 of the Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07     Submission of Matters to a Vote of Security Holders.
FirstSun Capital Bancorp (“FirstSun”) held a special meeting of stockholders on February 27, 2026 (the “FirstSun special meeting”). At the FirstSun special meeting, the following four proposals were considered:
•Proposal 1: a proposal to adopt the Agreement and Plan of Merger, dated as of October 27, 2025, by and between FirstSun and First Foundation Inc. (“First Foundation”), as it may be amended from time to time (the “merger agreement”), under which First Foundation will merge with and into FirstSun, and to approve the consummation of the transactions contemplated thereby, including the issuance of shares of FirstSun common stock as merger consideration (the “FirstSun merger proposal”);
•Proposal 2: a proposal to approve an amendment to FirstSun’s certificate of incorporation to increase the number of authorized shares of FirstSun common stock (the “FirstSun authorized common increase proposal”);
•Proposal 3: a proposal to approve an amendment to FirstSun’s certificate of incorporation to create a class of non-voting common stock, to be available, among other things, for issuance to certain former First Foundation stockholders in connection with the merger (the “FirstSun non-voting common stock proposal”); and
•Proposal 4: a proposal to adjourn the FirstSun special meeting, if necessary or appropriate, to permit further solicitation of proxies in favor of the FirstSun merger proposal, the FirstSun authorized common increase proposal or the FirstSun non-voting common stock proposal (the “FirstSun adjournment proposal”).
Each proposal considered and voted on was approved by the requisite vote of FirstSun’s stockholders. The final voting results for the FirstSun merger proposal, the FirstSun authorized common increase proposal and the FirstSun non-voting common stock proposal are presented below. Because a quorum was present at the special meeting and proposals 1, 2, and 3 each received the requisite vote needed for approval, a vote on the FirstSun adjournment proposal was withdrawn and not called. For more information on each of these proposals, see the definitive joint proxy statement/prospectus filed by FirstSun with the U.S. Securities and Exchange Commission (“SEC”) on January 15, 2026, as supplemented by the supplement to joint proxy statement/prospectus filed by FirstSun with the SEC on February 6, 2026.
Proposal 1: FirstSun merger proposal

Votes For	Votes Against	Abstain	Broker Non-Votes
24,390,817	21,071	98,685	485,766
Proposal 2: FirstSun authorized common increase proposal

Votes For	Votes Against	Abstain	Broker Non-Votes
24,948,166	44,338	3,835	—
Proposal 3: FirstSun non-voting common stock proposal

Votes For	Votes Against	Abstain	Broker Non-Votes
24,473,359	30,869	6,345	485,766

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRSTSUN CAPITAL BANCORP

Date: February 27, 2026	By:	/s/ Neal E. Arnold
	Name:	Neal E. Arnold
	Title:	Chief Executive Officer